                                                                    Exhibit 10.2

                                     LEASE

     THIS LEASE, made as of this 12th day of March 1997, by and between PINELLAS BAY VISTA PARTNERS, LTD., hereafter called Lessor, and TECHFORCE CORPORATION, hereafter called Lessee.

                                  WITNESSETH


ARTICLE 1 - GRANT AND TERM

     1.01     DEMISED PREMISES:

     In consideration of the rents, covenants and agreements herein set forth, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor those certain premises, hereafter called Demised Premises, containing approximately 30,000 rentable square feet of space, addressed as 5725 RIO VISTA DRIVE, CLEARWATER, FLORIDA 34620. The actual amount of rentable space in the Leased Premises shall be based on the final construction documents to be approved by Lessor and Lessee.

     1.02     ENTIRE PREMISES:

     The building or buildings and common areas of the center are hereinafter called the entire premises.

     1.03     USE OF COMMON AREAS:

     In addition to the Demised Premises, Lessee shall have access to hereinafter defined Common Areas subject to this lease and to reasonable rules and regulations for use thereof as prescribed from time to time by Lessor.

     1.04     QUIET ENJOYMENT:

     Lessee shall have the right to quiet enjoyment of the Demised Premises, subject to the terms, conditions, and covenants of this lease.

     1.05     COMMENCEMENT:

a. The Lease terms and Lessee's obligation to pay rent shall commence on the 1st day of February, 1998, or the date Lessee opens for business, whichever is earlier. Lessee agrees to pay $35,042.50 upon signing this Lease to cover the first month's rent per Article 2 and security deposit per Article 4.01.

                             Additional    Sales
                 Base Rent   Rent          Tax         TOTAL

First month      $25,875.00  $6,875.00     $2,292.50   $35,042.50
Sec. deposit*    $0.00       $0.00         $0.00       $0.00
TOTAL                                                  $35,042.50

     *No additional security deposit is required.

     In the event the size of the Demised Premises changes pursuant to Article 1.01, Lessee shall promptly pay Lessor any shortfall and Lessor shall credit any overage against Lessee's next due base rent and additional rent.

b. Simultaneously with the Commencement of the Lease per Article 1.05 b., or upon Lessee vacating 15950 Bay Vista Drive, Clearwater, Florida 34620 (the "Existing Premises"), whichever is later, Lessor shall terminate its lease with Lessee for the Existing Premises.

     1.06     TERM:

     The term shall be for a period of five (5) years, as hereinafter defined, plus the part of a month, if any, from the date of commencement of the term to the first day of the first full calendar month of the term.

     1.07     RENEWAL OF TERM:

     Upon 180 days prior written notice to Lessor, Lessee shall have two options to renew the Lease for a period of five years each at 95 per cent of the then prevailing market rates, escalating annually thereafter based on the increase in the Consumer Price Index (CPI). Lessor shall provide an improvement allowance of $3.00 per r.s.f. at the time of each such renewal.

     1.08     EARLY TERMINATION:

     Lessee shall have a one-time right to terminate its Lease on up to 10,000 square feet of the Demised Premises after the first three years of the term. This right shall be subject to (a) Lessor receiving 180 days prior written notice, (b) Lessor receiving a payment equal to (i) the unamortized costs of tenant improvements and real estate commissions incurred by Lessor with respect to this terminated space, and (ii) a penalty of six (6) month's rent and operating expenses at the then current rates otherwise due for this terminated space, (c) Lessee not having executed a lease for any other office space in the Tampa Bay area (Hillsborough, Pinellas, Pasco, Hernando, Manatee and Sarasota Counties) within 12 months prior to and/or subsequent to giving the 180 day prior written notice of early termination, and (d) Lessee's reported gross revenues for the fiscal year in which the written termination notice is given not exceeding 200% of Lessee's gross revenues reported in fiscal year 1997, except that this provision (d) shall not apply if Lessee has completed a business combination with another company that creates a need for Lessee to reduce its workforce in the Tampa Bay area.

     1.09     RIGHT OF FIRST REFUSAL:

     Lessor shall provide Lessee with a continuing right of first refusal on any vacant space in the buildings during the initial term of the lease. This right shall be subject to the prior rights granted by Lessor in writing prior to the date of this Lease of any other tenants of the buildings. Lessee shall have three days to accept in writing the terms of any bona fide proposal made by Lessor to a third party for the lease of space in the buildings. Lessor shall keep Lessee informed of the status of proposals to lease space to other tenants, including revisions to previously provided proposals. If Lessor fails to send Lessee any initial proposal and said proposal is accepted by a third party, Lessee shall have ten (10) days to accept or reject such proposal after receipt of same from Lessor.

     1.10     EXPANSION OPTION:

     Lessee shall have a continuing option to expand into any vacant space in the buildings during the initial term of the lease. This right shall be subject to the prior rights of any other tenants of the buildings. To exercise this right, Lessee shall provide Lessor 120 days prior written notice of the contemplated commencement date of the lease for the expansion premises. Lessor shall provide Lessee the expansion premises on the same terms and conditions described in this Lease with respect to the initial premises, except that the tenant improvement allowance described in Exhibit D shall be prorated based on the number of months remaining in the term as of the contemplated commencement date of the lease with respect to the expansion premises. The Base Rent and Additional Rent due for the expansion premises shall be at the same rates as then in effect for the initial premises, and subject to the adjustments described in Article 2.


ARTICLE 2 - RENT

     2.01     BASE RENT:

     Lessee agrees to pay to Lessor as base rent for the Demised Premises the sums shown below per month, plus all applicable sales tax.


             YEAR       MONTHLY BASE RENT
             ----       -----------------
              1            $25,875.00
              2            $26,400.00
              3            $26,925.00
              4            $27,450.00
              5            $28,000.00

Rent shall be due and payable on the first day of each calendar month without any demand or set off or deduction whatsoever (except as herein provided), at the office of the Lessor designated for notices. If the term shall commence upon a day other than the first day of a calendar month, then the rent is payable in advance for such fraction of a month until the beginning of the first full calendar month of the term, prorated on a daily basis.

     The covenants of Lessee to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease. All rents are payable to Pinellas Bay Vista Partners,
Ltd.:

               % Garcia Enterprises of Tampa, Inc.
               15950 Bay Vista Drive, Suite 250
               Clearwater, FL  34620

     2.02     ADDITIONAL RENT:

     Lessee is required hereunder to pay to Lessor, in each year during the term of this Lease and any extension or renewal thereof, its proportionate share of
(a) such real estate taxes and assessments paid in the first instance by Lessor, and (b) the annual aggregate operating expenses incurred by Lessor in the operation, maintenance and repair of the Demised Premises and the buildings. Lessee's proportionate share shall be the rentable square feet in the Demised Premises divided by the total rentable square feet in the buildings, or

36.145 percent (30,000 r.s.f. divided by 83,000 r.s.f.), or such revised share as may result if the actual amount of rentable space is recalculated pursuant to
Article 1.01.

a. Any tax year commencing during any lease year shall be deemed to correspond to such lease year. A copy of the tax statement submitted by Lessor to Lessee shall be sufficient evidence of the amount of taxes and assessments assessed or levied against the Premises of which the Demised Premises are a part, as well as the items taxed.

b. The term "Operating Expenses" shall include but not be limited to water and sewer, trash collection, maintenance, repair of plumbing, roofs, parking and landscaped areas, signs, insurance premiums, property owners' association assessments, management fees, and wages and fringe benefits of personnel employed for such work. Expenses that are excluded from the definition of Operating Expenses are: refinancing costs; management fees in excess of five percent (5%) of the gross rental; administrative salaries above building manager; advertising, promotional costs and brokerage fees; repairs or improvements required to bring the property in compliance with federal, state, or local codes, acts, or ordinances in effect prior to the lease commencement date; income, franchise, and inheritance taxes; repairs of any latent defects; the cost of any environmental remediation not resulting from Lessee's operations at the Demised Premises.

c. The payment of the sums set forth in this Article 2.02 shall be in addition to the Base Rent payable pursuant to Article 2.01 of this Lease. All sums due hereunder shall be due and payable within thirty (30) days of delivery of written certification by Lessor setting forth the computation of the amount due from Lessee. In the event the lease term shall begin or expire at any time during the lease calendar year, the Lessee shall be responsible for his pro rata share of Additional Rent under subdivisions a. and b. during the Lease and/or occupancy time.

d. Prior to commencement of this Lease, and prior to the commencement of each calendar year thereafter during the term of this Lease or any renewal or extension thereof, Lessor may estimate for each calendar year (i) the total amount of Real Estate Taxes; (ii) the total amount of Operating Expenses; (iii) Lessee's share of Real Estate Taxes for such calendar year; (iv) Lessee's share of Operating Expenses for such calendar year; and (v) the computation of the annual and monthly additional rental payable during such calendar year as a result of increases or decreases in Lessee's share of Real Estate Taxes, and Operating Expenses. Said estimates will be in writing and will be delivered or mailed to Lessee at the Premises or other address per Article 17.02. Any estimate shall consist of an itemized budget, and Lessor shall provide reasonable documentation to support actual changes upon receipt of a written request from Lessee.

e. The amount of Lessee's share of Real Estate Taxes, and Operating Expenses for each calendar year, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month.

f. Upon completion of each calendar year during the term of this Lease or any renewal or extension thereof, Lessor shall cause a determination to be made of the actual amount of the Real Estate Taxes, and Operating Expenses payable in such calendar year and Lessee's share thereof and deliver a written certification of the amounts thereof to Lessee. If Lessee has underpaid its share of Real Estate Taxes, or Operating Expenses for such calendar year, Lessee shall pay the balance of its share of same within ten (10) days after the receipt of such statement. If Lessee has overpaid its share of Real Estate Taxes, or Operating Expenses for such calendar year, Lessor shall either (i) refund such excess, or (ii) credit such excess against the most current monthly installments or installments due Lessor for its estimate of Lessee's share of Real

Estate Taxes, and Operating Expenses for the next following calendar year. A pro rata adjustment shall be made for a fractional calendar year.

     2.03     PAST - DUE RENT:

     If the Lessee shall fail to pay within five (5) days after the same is due and payable any rent, additional rent, or any other amounts or charges provided for in this Lease, there shall become due and payable a late fee on the sixth day of the month equal to 5% of the total rent due, and Lessee shall be charged interest at the maximum rate permitted by law for each day thereafter that the rent, additional rent, or any other amounts or charges are not paid. The Lessor reserves the right to refuse late payments of rent, additional rent, or any other amount or charges offered after the expiration of the Lessor's notice and demand. The late charges are imposed to reimburse the Lessor for additional costs in handling delinquent payments. Lessee will also be required to pay a $30.00 fee on any check written to Lessor by Lessee which is returned non-sufficient funds or similar wording.

     2.04     INCREASES IN BASE RENT:

     Starting twelve (12) months from the Commencement Date and every twelve
(12) months thereafter for the term of this Lease, the Base Rent for the following twelve (12) months shall be that shown in Article 2.01 adjusted according to the annual change in the Consumer Price Index (CPI) for all Urban Consumers from the Bureau of Labor Statistics, (1982-1984-100). The "Base Month" for such comparison shall be the month and the year of the Commencement Date and the "Comparison Month" shall be the month and year of each subsequent twelve month anniversary of the Commencement Date. The Base Rent shall be adjusted by an amount in dollars proportionate to the change in the Index figure from that of the Base Month to the Comparison Month, with a minimum CPI increase of two and three-quarters percent (2.75%) and a maximum CPI increase of three and one-quarter percent (3.25%). When notified of the amount of increase, Lessee will pay the amount of increase retroactive to the effective date.


ARTICLE 3 - CONDUCT OF BUSINESS BY LESSEE

     3.01     USE OF PREMISES:

     The Demised Premises shall be used by Lessee solely for general office and warehouse and support center purposes. Lessee shall not suffer nor permit any part of the Demised Premises to be used for any other business or purpose, or by any other person, without the prior written consent of Lessor, such consent not to be unreasonably withheld.

     3.02     GOVERNMENTAL REGULATION:

     Lessee, at its expense, shall comply with all federal, state, and local laws, ordinances, orders, rules, regulations, agreements and covenants pertaining to any of the entire Demised Premises.

     3.03     WASTE OR NUISANCE:

     Lessee shall not commit nor suffer to be committed by its employees, agents and invitees any waste upon the Demised Premises or the entire premises nor any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant of the building.


ARTICLE 4 - SECURITY AND DAMAGE DEPOSIT

     4.01 Lessee, in connection with its lease of the Existing Premises, has deposited with Lessor the sum of thirteen thousand, eighty and 00/100 dollars ($13,080.00), receipt of which is acknowledged hereby by Lessor, which deposit is to be held by Lessor, without liability for interest, as a security and damage deposit for the faithful performance by Lessee during the term hereof or any extension hereof. Prior to the time when Lessee shall be entitled to the return of this security deposit, Lessor may co-mingle such deposit with Lessor's own funds and use such security deposit for such purpose as Lessor may determine. In the event of the failure of Lessee to keep and perform any of the terms, covenants and conditions of this Lease during the term hereof or any extension hereof, the Lessor, either with or without terminating this Lease, may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Lessor for all losses or damages sustained or to be sustained by Lessor due to such breach on the part of Lessee, including, but not limited to overdue and unpaid rent, any other sum payable by Lessee to Lessor pursuant to the provisions of this Lease, damages or deficiencies in the reletting of Demised Premises, and reasonable attorney's fees incurred by Lessor. Should the entire deposit or any portion thereof, be appropriated and applied by Lessor in accordance with the provisions of this paragraph, Lessee upon written demand by Lessor, shall remit forthwith to Lessor a sufficient amount of cash to restore said security deposit to the original sum deposited, and Lessee's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Said security deposit shall be returned to Lessee, less any depletion thereof as the result of the provisions of this paragraph, at the end of the term of this Lease. Lessee shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provisions of this Lease or otherwise.

     4.02 In the event Lessor shall sell the Premises, or shall otherwise convey or dispose of its interest in this Lease, Lessor may assign said security deposit or any balance thereof to Lessor's assignee, whereupon Lessor shall be released from all liability for the return or repayment of such security deposit and Lessee shall look solely to said assignee for the return and repayment of said security deposit. Said security deposit shall not be assigned or encumbered by Lessee without the written consent of Lessor, and any assignment of encumbrance without such consent shall not bind Lessor.


ARTICLE 5 - CONTROL AND USE OF COMMON AREAS

     5.01     DESCRIPTION OF COMMON AREAS:

     Common Areas are all those areas and facilities including, but not limited to parking areas, driveways, sidewalks, walkways, landscaped areas, utility and drainage systems, utility rooms, hallways and improvements provided by the Lessor for the general use, in common, of tenants, their officers, agents, employees, customers, or persons having business with Lessee.

     5.02     CONTROL OF COMMON AREAS BY LESSOR:

     Common Areas are subject to the exclusive control and management of Lessor, who shall have the right from time to time to establish, modify, and enforce reasonable rules and regulations with respect to their use. The Lessor shall have the right to change the size and uses of Common Areas as the Lessor desires, provided said change does not adversely affect the use of the Demised Premises as described in Article 3.01 of this Lease. Lessor agrees to uniformly enforce all such rules and regulations upon all occupants of the building.


ARTICLE 6 - UTILITIES

     6.01 Lessee shall pay for all utilities used at the Demised Premises except those, if any, included in Article 2.02. Lessor represents that the utilities are sufficient to service the Demised Premises for the use specified in Article 3.01 hereof. Lessor shall not be liable for interruption in service resulting from any act or omission of the Lessor or any other cause whatsoever, except where caused by the negligence of the Lessor.

     6.02 The Lessor will pay for normal water consumption and sewer charges. All other costs of water and sewer shall be paid for by Lessee.

     6.03 Lessor will pay for dumpsters provided for normal use of the Demised Premises by Lessee for the purposes described in Article 3.01. All other costs due to excessive or abnormal use of dumpsters shall be paid by Lessee.

     6.04 Lessor will pay for electricity for the Common Areas. Electricity for the Demised Premises shall be separately metered and Lessee shall be responsible for paying Florida Power Co. directly for the electricity so metered.


ARTICLE 7 - MAINTENANCE OF DEMISED PREMISES

     7.01     CARE AND REPAIR OF DEMISED PREMISES:

a. Lessor warrants that heating, ventilation, air conditioning, electrical, plumbing, structural, mechanical, and fire sprinkler equipment will be in safe working condition and in compliance with all applicable rules, codes and ordinances, including but not limited to the A.D.A. as of the commencement of this Lease. Lessor shall be responsible for obtaining warranties on all new construction and all such warranties shall inure to the benefit of Lessee. Lessee shall, at all times throughout the term of this Lease, including renewals, and extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, sanitary, and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Lessee's obligation hereunder shall include but not be limited to the maintenance, repair and replacement, if necessary, of heating, air conditioning fixtures, equipment, and systems. Lessee shall within five (5) days of occupancy, contract with a licensed HVAC maintenance company to maintain the system in proper working order and make repairs if necessary. The Lessee agrees to supply a copy of the Maintenance Agreement to the Lessor and shall at all times during the term of this Lease keep in full force a HVAC maintenance agreement. Lessee has ten (10) days from the commencement of this Lease to notify

Lessor of any defects in the HVAC system. If Lessee does not notify Lessor within ten (10) days, Lessee is deemed to have accepted the premises in As Is condition. Not withstanding the above, Lessor shall inspect the HVAC system prior to Lessee's occupancy of the Premises and Lessor shall warrant the HVAC system for a period of one (1) year from the scheduled Commencement date. In addition, Lessee shall maintain, repair and replace, if necessary, all lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including regular painting thereof, all exterior entrances, windows, doors and the replacement of all broken glass that are part of the Demised Premises. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Lessee shall be equal in quality and class to the original work. The Lessee shall keep and maintain all portions of the Demised Premises and sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of rubbish.

b. If Lessee fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease within 30 days (or such longer period as is reasonably necessary to complete the required work) after notice shall have been given Lessee, in accordance with Article 17.02 of this Lease, Lessor may make such repairs without liability to Lessee for any loss or damage that may accrue to Lessee's merchandise, fixtures or other property or to Lessee's business by reason thereof, except to the extent caused by Lessor's negligence or willful misconduct, and upon completion thereof, Lessee shall pay Lessor all reasonable costs plus 10% for overhead incurred by Lessor in making such repair upon presentation to Lessee. Lessor shall repair, at its expense, the structural portions of the building, provided, however, where structural repairs are required to be made by reason of the acts of Lessee, the costs thereof shall be borne by Lessee and payable by Lessee to Lessor upon demand.

c. The Lessor shall be responsible for all outside maintenance of the Demised Premises, including grounds and parking areas. All such maintenance which is the responsibility of the Lessor shall be provided as reasonably necessary to the comfortable use and occupancy of the Demised Premises during business hours, except Saturdays, Sundays and holidays, upon the condition that the Lessor shall not be liable for damages for failure to do so due to causes beyond its control. Notwithstanding the foregoing of this subparagraph, all outside maintenance performed by Lessor shall be deemed "operating expenses" pursuant to Article
2.02 subparagraph b. Lessor shall conduct such maintenance and repairs at such times and in such manner as will not unreasonably interfere with Lessee's business or use of the Demised Premises.

     7.02     SIGNS (See also Exhibit C)

     Lessee may place signage on the building and in compliance with Lessor's rules and regulations in Exhibit C.


ARTICLE 8 - FIXTURES, ALTERATIONS, REPLACEMENTS

     Except as hereinafter provided, Lessee shall not make any alteration, additions, or improvements in or to the Demised Premises or add, disturb or in any way change any plumbing or wiring therein without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. In the event alterations are required by any governmental agency by reason of the use and occupancy of the Demised Premises by Lessee, Lessee shall make such alterations at its own cost and expense after first obtaining Lessor's approval of plans and specifications therefore and furnishing such indemnification as Lessor may reasonably require against liens, costs, damages and expenses arising out of such alterations.

Alterations or additions by Lessee must be built in compliance with all laws, ordinances and governmental regulations affecting the Demised Premises and Lessee shall warrant to Lessor that all such alterations, additions, or improvements shall be in strict compliance with all relevant laws, ordinances, governmental regulations, and insurance requirements. Construction of such alterations or additions shall commence only upon Lessee obtaining and exhibiting to Lessor the requisite approvals, licenses and permits and indemnification against liens. All alterations, installations, physical additions or improvements to the Demised Premises made by Lessee shall be equal in quality or better than original installation and shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, this clause shall not apply to movable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default, nor shall it apply to any fixtures and improvements installed at Lessee's expense if the removal of such fixtures and improvements (a) is completed under Lessor's strict supervision after the plan for removal and restoration has been reviewed and approved by Lessor in writing, in its reasonable discretion, and (b) the actual removal and restoration is completed by Lessee in conformance with the plan approved by Lessor and the premises are then suitable for occupancy and use by another tenant (i.e. with no holes in partitions, no floor areas without matching carpet or flooring materials, electrical service and HVAC service to all portions of the Demised Premises, etc.). Lessee shall have the right to install telephone and computer cable within the Demised Premises as long as said cabling meets all rules, codes and ordinances. Consent for Lessee to install HVAC and other interior equipment shall not be unreasonably withheld by Lessor as long as the equipment does not place unreasonable loads on any building systems.


ARTICLE 9 - POSSESSION AND LIENS

     9.01     POSSESSION:

     Except as hereinafter provided, Lessor shall deliver possession of the Demised Premises to Lessee in the condition required by this Lease on or before the Commencement Date as defined in Article 1.05 hereof. Any occupancy by Lessee prior to the beginning of the term shall in all respects be the same as that of a Lessee under this Lease. Lessor shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Demised Premises.

     9.02     LESSEE SHALL DISCHARGE ALL LIENS:

     Lessee shall promptly pay all laborers and materialmen working on the Demised Premises on his account. No laborers or materialmen shall look to the entire premises or any portion thereof for the purpose of placing a lien thereon for work done at Lessee's request.


ARTICLE 10 - INSURANCE AND INDEMNITY


a.   Real and Personal Property Insurance.
     ------------------------------------

     (1) Lessor's property.  Except as noted below, Lessor shall bear all risks
         -----------------
of loss or physical damage to the building, the Demised Premises and the common areas of the project which are caused by fire or other casualty, or by any other cause whatsoever including the negligence of Lessor, its agents, servants, employees, licensees, invitees or guests; provided, however, that Lessor shall not be responsible for loss or damage to any alterations, additions or fixtures installed by Lessee. Notwithstanding the foregoing, if any such loss sustained by Lessor is caused by the negligence of Lessee, its agents, servants, employees, licensees, invitees or guests, then Lessee shall be liable to Lessor for the amount of the deductible under Lessor's insurance, up to a maximum of $25,000.

     In order to properly insure against the risks described above, during the term of this lease the following insurance coverage shall be carried and paid for by Lessor as part of the operating expenses for the project;
          (a) Fire and extended coverage insurance covering the building and Demised Premises against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "all-risk coverage," in the amounts equal to the full replacement cost of the building.
          (b) Business interruption insurance against loss of rent or rental value due to any risk insured above, including extended coverage endorsement, in an amount not less than 180 days of rental payments due for the building and the Demised Premises.

     (2) Lessee's property.  All personal property belonging to Lessee or to
         -----------------
Lessee's agents, servants, employees, licensees, invitees or guests which is located in or about the building or the Demised Premises shall be there at the sole risk of Lessee or such other person. Neither Lessor nor its agents shall be liable for any damage to either the person or the property of Lessee, or for the loss of or interruption to business, or for the loss of or damage to any property of Lessee, by theft or from any other cause whatsoever including, but not limited to, loss or damage resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Demised Premises or from the pipes, appliances or plumbing works, or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by the negligence of Lessor, its agents, servants, employees, licensees, invitees or guests. Neither Lessor nor its agents shall be liable for any loss or damage caused by other tenants, if any, or persons in the Demised Premises, or caused by operations in the construction of any private, public or quasi-public work. Notwithstanding the foregoing, if any such loss sustained by Lessee is caused by the negligence of Lessor, its agents, servants, employees, licensees, invitees or guests, then Lessor shall be liable to Lessee for the amount of the deductible under Lessee's insurance, up to a maximum of $25,000. It is expressly agreed that it shall be the sole obligation of Lessee to insure, at its expense, any and all property of any nature whatsoever of Lessee's located on the Demised Premises.

     (3) Waiver of subrogation.  Except as provided above in respect to the
         ---------------------
deductible under their respective insurance policies, Lessor and Lessee hereby waive any and all rights which they may have against the other and hereby release each other from all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise, for any loss or damage to the Demised Premises, the Buildings, the Common Areas or any property therein caused by fire or other casualty, even if such fire or other casualty was caused by the fault or negligence of the other party, their respective agents, servants, employees, licensees, invitees or guests. All fire and extended coverage insurance policies carried by the respective parties on the Demised Premises, the Buildings, the Common Areas or any property therein shall allow the insured to waive its right of subrogation against the other party prior to loss.

b.   Public Liability Insurance.
     --------------------------

     (1) Lessee's liability.  Lessee hereby agrees to indemnify, protect, save
         ------------------
and hold harmless Lessor, its respective representatives, agents, servants and employees from and against any and all loss, cost and expense arising out of or connected with the use or occupancy of the Demised Premises or the Common Areas by Lessee and/or by any of Lessee's representatives, agents, servants, employees, licensees, invitees or guests pursuant to this lease which use or occupancy results in any injury, sickness or death, or alleged injury, sickness or death whatsoever to third persons and/or their property. In the event that any such claim is alleged against Lessor and/or its successors or assigns by anyone arising out of the use or occupancy of the Demised Premises or the Common Areas by Lessee or by its representatives, agents, servants, employees, licensees, invitees or guests, it is expressly understood and agreed that Lessee shall take over the defense of each and every claim promptly and pay all attorneys' fees, verdicts, judgements, settlement payments and all other costs and expenses whatsoever incurred in connection with the defense of all such claims, without exception, it being expressly understood that Lessee shall be and remain fully responsible for all such claims and will hold the aforementioned indemnities completely harmless from and against any cost or expense whatsoever in connection herewith.

     (2) Lessee's insurance.  During the term of this Lease, and any extension
         ------------------
thereof, Lessee shall, at its own cost and expense, maintain and provide general liability insurance coverage for the benefits and protection of Lessee, Lessor and Lessor's managing agents, as their interests may appear, in an amount no less than $1,000,000 combined single limit for personal injury, bodily injury and property damage, or in such greater amounts of insurance coverage as Lessor may from time to time reasonably require, against liability of Lessee and its authorized representatives arising out of or in connection with Lessee's use or occupancy of the Demised Premises or the Common Areas. Lessor and Lessor's managing agents shall be named as additional insured parties in all such insurance policies, as their respective interests may appear. Such insurance shall be with a company or companies reasonably acceptable to Lessor and admitted to do business in the state in which the building is located. All such insurance policies shall be maintained by Lessee in full force and effect during the entire term of this lease and certificates indicating such policies are in full force and providing for 30 days' written notice to Lessor prior to cancellation or material change shall be provided to Lessor. Should Lessee fail to carry such insurance and furnish Lessor with the required insurance certificates after notification from Lessor to do so, Lessor shall have the right to obtain such insurance and Lessee shall pay the cost thereof to Lessor upon demand.

     (3) Lessor's Liability.  Lessor hereby agrees to indemnify, protect, save
         ------------------
and hold harmless Lessee, its respective representatives, agents, servants and employees from and against any and all loss, cost and expense arising out of or connected with the Buildings, other than Lessee's use or occupancy of the Demised Premises or the Common Areas by Lessee and/or by any of Lessee's representatives, agents, servants, employees, licensees, invitees or guests pursuant to this Lease, which use or occupancy results in any injury, sickness or death, or alleged injury, sickness or death whatsoever to third persons and/or their property. In the event that any such claim is alleged against Lessee and/or it successors or assigns by any one, other than a claim arising out of the use or occupancy of the Demised Premises or the Common Areas by Lessee or by it representatives, agents, servants, employees, licensees, invitees or guests, it is expressly understood and agreed that Lessor shall take over the defense of each and every claim promptly and pay all attorneys' fees, verdicts, judgments, settlement payments and all other costs and expenses whatsoever incurred in connection with the defense of all such claims, without exception, it being expressly understood that Lessor shall be and remain fully responsible for all such claims and will hold the aforementioned indemnities completely harmless from and against any cost or expense whatsoever in connection herewith.


ARTICLE 11 - CONSENT REQUIRED

     11.01 Lessee shall not assign this Lease in whole or in part, nor sublet all or any part of the Demised Premises nor permit others to use the Demised Premises, without the prior written consent of Lessor, said consent not to be unreasonably withheld or delayed. Consent by Lessor to any assignment or subletting shall not constitute a waiver of Lessor's right to consent to future subletting. Notwithstanding any assignment or sublease, Lessee and guarantors of this Lease, if any, shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants, and conditions of this Lease unless released in writing by the Lessor.

ARTICLE 12 - DEFAULT OF LESSEE

     12.01 If Lessee shall default in the payment of the rent reserved herein, or in the payment of any item of additional rent or other monies due hereunder or any part of same, then this Lease and the term hereof shall, at the option and election of the Lessor, wholly cease and terminate upon three (3) days written notice, unless Lessee cures the payment default within this three
(3) day period.

     12.02 If Lessee shall violate or default any of the other covenants, agreements, stipulations, or conditions herein, and such violation or default shall continue for a period of thirty (30) days after written notice of such violation or default shall have been given by Lessor to Lessee, then it shall be optional for Lessor to declare this Lease forfeited and the said term ended.

     12.03 If Lessor shall declare this Lease forfeited and terminated as provided for in the preceding paragraphs, at Lessor's option, Lessor may terminate and end this Lease and re-enter upon the property, whereupon the term thereby granted, and at the Lessor's option, all right, title and interest in or under it shall end and Lessee shall become a tenant at sufferance, or else said Lessor may, at Lessor's option, elect to declare the entire rent for the balance of the term, or any part thereof, due and payable forthwith, and may proceed to collect the same either by distress or otherwise, and thereupon said term shall terminate at the option of the Lessor, or else the said Lessor may take possession of the premises and rent the same for the account of the Lessee, the exercise of any of which options herein contained shall not be deemed the exclusive Lessor's remedy. The expression entire rent for the balance of the term as used herein shall mean all of the rent prescribed to be paid by the Lessee unto the Lessor for the full term of this Lease, excluding any unexercised options to renew, and less, however, any payments that have been made on account of and pursuant to the terms of said Lease.

     12.04 Neither this Lease, nor any interest therein, nor any estate thereby created shall pass to any trustee, receiver or assignee for the benefit of creditors or otherwise by operation of law. In the event the estate created hereby shall be taken in execution or by other process of law, or if Lessee shall be adjudicated insolvent or bankrupt pursuant to provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Lessee shall be appointed by reason of Lessee's insolvency or inability to pay its debts, or if any assignment shall be made of Lessee's property for the benefit of creditors, or if any reorganization preceding under the federal laws be instituted by or filed against Lessee, then and in any of such events, Lessor may, at its option, terminate this Lease and all rights of Lessee herein by giving to Lessee notice in writing of the election of Lessor so to terminate. In the event of an involuntary bankruptcy, there shall be no default if such appointment of a trustee or receiver is vacated within thirty
(30) days after such appointment.

     12.05 Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause or in the event of Lessor obtaining possession of the Demised Premises by reason of the violation by Lessee of any of the covenants or conditions of this Lease or otherwise.

     12.06    ATTORNEY'S FEES:

     The prevailing party shall be entitled to recover all reasonable attorney's fees incurred by him in and about the enforcement or defense of this Lease and the parties' Lessor/Lessee relationship.

ARTICLE 13 - ACCESS BY LESSOR

     13.01 Lessor or Lessor's agent shall have the right to enter the Demised Premises at all times, upon reasonable notice of not less than twenty-four (24) hours, excluding emergency situations, to examine the same and to show them to prospective purchasers or lessees of the building, and to make such repairs, alterations, improvements, or additions as Lessor may reasonably deem necessary or desirable, and Lessor shall be allowed to take all material into and upon said Demised Premises that may be required thereof without the same constituting an eviction of Lessee or otherwise. During the six (6) months prior to the expiration of the term of this Lease, or any renewal term, Lessor may exhibit the premises to prospective lessees or purchasers and place upon the Common Areas (away from the main entrance to the Demised Premises) the usual notices "TO LET or "FOR SALE", or similar wording, which notices Lessee shall permit to remain thereon without molestation. If Lessee shall not be personally present to open and permit entry into said premises at any time, when for any reason an entry therein shall be necessary in an emergency, Lessor or Lessor's agents with reasonable and prudent judgment may enter the same by forcibly entering the same without rendering Lessor or such agent liable therefore and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Lessor any obligation, responsibility, or liability whatsoever, for the care, maintenance, or repair of the building, or any part thereof, except as otherwise herein specifically provided.


ARTICLE 14 - LESSEE'S PROPERTY

     14.01    TAXES ON LESSEE'S LEASEHOLD:

     Lessee shall be responsible for and shall pay before delinquency, all municipal, county, state, and federal taxes assessed during the term of this Lease against personal property of any kind owned by or placed in, upon, or about the Demised Premises by the Lessee.

     14.02    NOTICE BY LESSEE:

     Lessee shall give immediate oral and written notice to Lessor in case of fire or other casualty, or accidents in the Demised Premises, or in the building, or of defects therein or in any fixtures or equipment. Lessor agrees to promptly notify Lessee of any such situations discovered or reported by other tenants which may effect Lessee or its employees.


ARTICLE 15 - HOLDING OVER

     15.01 This Lease and the tenancy hereby created shall cease and terminate at the end of the original term hereof, or any extension or renewal thereof, without the necessity of any notice from either Lessor or Lessee to terminate the same, and Lessee hereby waives notice to vacate the Demised Premises and agrees that the Lessor shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Demised Premises from a Lessee holding over to the same extent as if statutory notice had been given.

     15.02 Any holding over after the expiration of the term hereof with the consent of the Lessor shall be construed to be a tenancy from month to month at a rent thirty percent (30%) greater than the base rent and additional rent herein specified (prorated on a monthly basis), and shall otherwise be on the terms and conditions hereby specified, so far as applicable.


ARTICLE 16 - EMINENT DOMAIN

     In the event of any eminent domain or condemnation proceeding or private sale in lieu thereof in respect to the premises during the term thereof, the following provisions shall apply.

     16.01 If the whole of the premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date.

     16.02 If any part constituting less than the whole of the premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Demised Premises so as to render the Demised Premises unsuitable for the business of the Lessee in the reasonable opinion of the Lessor, this Lease shall continue in full force and effect but with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any, of the Demised Premises taken. Lessor reserves the right, at its option, to restore the Building and the Demised Premises to substantially the same condition as they were prior to such condemnation. In such event, Lessor shall give written notice to Lessee within thirty (30) days following the date possession shall be taken by the condemning authority of Lessor's intention to restore. Upon Lessor's notice of election to restore, Lessor shall commence restoration and shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Lessor's control and delays in the making of condemnation or sale proceeds adjustments by Lessor, and Lessee shall have no right to terminate this Lease except as herein provided. Upon completion of such restoration, the rent shall be adjusted based upon the portion, if any, of the Demised Premises restored.

     16.03 In the event of any condemnation or taking as aforesaid, whether whole or partial, Lessee shall not be entitled to any part of the award paid for such condemnation and Lessor is to receive the full amount of such award, the Lessee hereby expressly waiving any right or claim to any part thereof.

     16.04 Although all damages in the event of any condemnation shall belong to the Lessor, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damage to Lessee's business by reason of the condemnation and for or on account of any cost or loss to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements and equipment. Lessee, however, shall have no claim against Lessor, nor make any claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said Lease or loss of any possible value of said Lease, or any unexpired term, renewal or extension.

ARTICLE 17 - MISCELLANEOUS

     17.01    ENTIRE AGREEMENT:

     This Lease and exhibits attached hereto and forming a part hereof set forth all of the covenants, promises, agreements, conditions or understandings, whether oral or written between Lessor and Lessee, and no terms or conditions apply other than those herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

     17.02    NOTICES:

     Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified mail, postage prepaid, return receipt requested, and shall be addressed (a) if to Lessee, at the Demised Premises, or at such other address as the Lessee shall designate by written notice, and (b) if to Lessor, c/o Garcia, Meyers & Co., 15950 Bay Vista Drive, Suite 250, Clearwater, Florida 34620 or at such other address as Lessor may designate by written notice. The notice shall be deemed served when personally delivered or when deposited with the U.S. Postal Service.

     17.03 This Lease shall be construed according to the laws of the State of Florida.

     17.04    VENUE:

     Lessee and Lessor hereby agree that in the event either party files a suit to protect their rights under this Lease, that venue shall be in the Circuit Court for Pinellas County, Florida. Lessee and Lessor waive any venue rights to institute suit in a jurisdiction other than in the Circuit Court for Pinellas County, Florida.

     17.05    RADON GAS:

     Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


ARTICLE 18 - DESTRUCTION OF PREMISES

     In the event of any damage or destruction to the Premises by fire or other cause during the term hereof, the following provisions shall apply.

     18.01 If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed forty percent (40%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the ninetieth (90th) day following the damage, give Lessee written notice of Lessor's election to terminate this Lease. If Lessor chooses to repair and restore, then Lessor shall do so pursuant to the terms of
Article 18.03.

     18.02 If the cost of restoration as estimated by Lessor will equal or exceed forty percent (40%) of said replacement value of the Building, and if the Demised Premises are not suitable as a result of said damage for the purposes for which they are demised hereunder in the reasonable opinion of Lessee, then Lessee may, no later than the ninetieth (90th) day following the damage, give Lessor a written notice of election to terminate this Lease.

     18.03 If the cost of restoration as estimated by Lessor shall amount to less than forty percent (40%) of said replacement value of the Building, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Demised Premises with reasonable promptness and within 180 days, subject to delays beyond Lessor's control and delays in the making of insurance adjustments by Lessor, and Lessee shall have no right to terminate this Lease except as herein provided. Lessor shall not be responsible for restoring or repairing leasehold improvement of the Lessee.

     18.04 In the event of either of the elections to terminate, this Lease shall be deemed to terminate on the date of the receipt of the notice of election and all rentals shall be paid up to that date. Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease.

     18.05 In any case where damage to the Building shall materially affect the Demised Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, unless such destruction was wholly or partially caused by the negligence or breach of the terms of this Lease by Lessee, its employees, agents, contractors or licensees, a portion of the rent based upon the amount of the extent to which the Demised Premises are rendered unsuitable in Lessor's reasonable opinion shall be abated until repaired or restored. If the destruction or damage was wholly or partially caused by negligence or breach of the terms of this Lease by Lessee as aforesaid and if Lessor shall elect to rebuild, the rent shall not abate and the Lessee shall remain liable for the same.


ARTICLE 19 -  SUBORDINATION

     19.01 This Lease shall be subordinated to any mortgages that may exist or that may hereafter be placed upon the Demised Premises and to any and all advances made thereunder, and to the interest upon the indebtedness evidence by such mortgages, and to all renewals, replacements and extensions thereof. Lessor shall require any holder or holders thereof to execute a non-disturbance agreement and Lessee agrees to execute a subordination agreement with the holder thereof which agreement shall provide as follows.

     19.02 Such holder shall not disturb the possession and other rights of Lessee under this Lease so long as lessee is not in default hereunder.

     19.03 In the event of acquisition of title to the Demised Premises by such holder, such holder shall accept the terms as Lessor of the Demised Premises under the terms and conditions of this Lease and shall perform all obligations of Lessor hereunder.

     19.04 The Lessee shall recognize such holder as Lessor hereunder. The Lessee shall, upon receipt of a request from Lessor therefore, execute and deliver to Lessor or to any proposed purchaser of the Premises, a certificate in recordable form, certifying that this Lease is in full force and effect, and that there are no offsets against rent nor defenses to Lessee's performance under this Lease, or setting forth any such offsets or defenses claimed by Lessee, as the case may be.

ARTICLE 20 - ATTORNMENT

     20.01 In the event of a sale or assignment of Lessor's interest in the Premises, or the Building in which the Demised Premises are located or in this Lease, or if the Premises come into custody or possession of a mortgagee or any other party, whether because of a mortgage foreclosure or otherwise, Lessee shall attorn to such assignee or other party and recognize such party as Lessor hereunder; provided, however, Lessee's peaceable possession will not be disturbed so long as Lessee faithfully performs its obligations under this Lease and shall not be in default hereunder. Lessee shall execute on demand any attornment agreement required by any such party to be executed, containing such provisions and such other provisions as such party may require.


ARTICLE 21 - NOVATION IN THE EVENT OF SALE

     21.01 In the event of the sale of the Demised Premises, Lessor shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Lessor herein. Notwithstanding the foregoing provisions of this Section, Lessor, in the event of a sale of the Demised Premises, shall cause to be included in this agreement of sale and purchase a covenant whereby the purchaser of the Demised Premises assumes and agrees to carry out all of the covenants and obligations of Lessor herein.

     21.02 The Lessee agrees to any time and from time to time upon not less than five (5) days prior written request by the Lessor to execute, acknowledge and deliver to the Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect and if modified, stating the modifications and the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Demised Premises.


ARTICLE 22 - SUCCESSOR AND ASSIGNS

     The terms, covenants, and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto.


ARTICLE 23 - PARKING

     Lessor shall provide on a non-exclusive basis not less than four (4) parking spaces per 1,000 rentable square feet in the Demised Premised at no cost to Lessee during the initial term of this Lease.

     IN WITNESS WHEREOF, this Lease has been duly and properly executed the day and year first above written:

Dated:   3/12/97                    Pinellas Bay Vista Partners, Ltd.
      -----------------------       ---------------------------------
                                    LESSOR

                                    By: Pinellas Bay Vista General Partners,
                                    Ltd. its General Partner

                                    By: Pinellas Bay Vista, Inc.
                                    its General Partner


                                    By: [SIGNATURE APPEARS HERE]
                                        -----------------------------

                                    Its: VICE PRESIDENT
                                        -----------------------------


Dated:   3/12/97                    TECHFORCE CORPORATION
      -----------------------       ---------------------
                                    LESSEE
                                    ------

                                    By: [SIGNATURE APPEARS HERE]
                                       -----------------------------

                                    Its: CFO
                                        -----------------------------


                                    By:
                                        -----------------------------

                                    Its:
                                        -----------------------------

                               ADDENDUM TO LEASE


     AGREEMENT, made as of the 30th day of September, 1997, by and between PINELLAS BAY VISTA PARTNERS, LTD. ("Lessor") and TECHFORCE CORPORATION ("Lessee").

                                  WITNESSETH:

     WHEREAS, the Lessee and Lessor entered into a Lease dated March 12, 1997, (the "Lease") for space addressed as (street number to be assigned) Rio Vista Drive, Clearwater, Florida 34620, at a rental rate and upon other terms and conditions more fully set forth in said Lease, and

     WHEREAS, the parties desire to modify the aforesaid Lease in the respects herein acknowledged to the mutual agreements herein contained, the parties hereto agree as follows:

     1. Effective September 22, 1997 Lessee and Lessor hereby agree that the addresses for said property shall be 5741 Rio Vista Drive, Clearwater, Florida 33760.

     2. Effective September 22, 1997, Lessee agrees to lease the remainder of the space in Building A, at Bay Vista Gardens II, bringing the total square footage leased to approximately 40,800 r.s.f. (exact square footage to be confirmed when the construction documents for the space are completed).
     The additional space shall be leased under all of the same terms and conditions set forth in the original Lease.

     3. Except as hereto amended, all of the terms and conditions of the original Lease shall remain as stated therein.

     IN WITNESS WHEREOF, PINELLAS BAY VISTA PARTNERS, LTD. (the "Lessor") and TECHFORCE CORPORATION (the "Lessee") have caused these present to be signed in their corporate names by the proper officers thereunto duly authorized, the day and year first above written.

WITNESSES:                    LESSEE:
                                    TECHFORCE CORPORATION

[SIGNATURE APPEARS HERE]      BY:    /s/ Jerrel W. Kee
-------------------------        ------------------------------
[SIGNATURE APPEARS HERE]             JERREL W. KEE
-------------------------     ---------------------------------
                                        (print name)

                              TITLE: CFO
                                    ---------------------------

WITNESSES:                    LESSOR:
                              PINELLAS BAY VISTA PARTNERS, LTD.

[SIGNATURE APPEARS HERE]      BY:    /s/ Manuel Garcia
-------------------------        ------------------------------
[SIGNATURE APPEARS HERE]             MANUEL GARCIA
-------------------------     ---------------------------------
                                        (print name)

                              TITLE: GENERAL PARTNER
                                    ---------------------------